UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2024

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
(415) 638-9950
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On November 7, 2024, Unity Software Inc. (“Unity” or the “Company”) issued a letter to its shareholders announcing its financial results for the quarter ended September 30, 2024. A copy of the shareholder letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto as 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Financial Officer
On November 7, 2024, Unity announced that Jarrod Yahes, age 49, has been appointed to serve as the Company’s Senior Vice President and Chief Financial Officer, effective January 1, 2025 (the “Start Date”).
Mr. Yahes served as the Chief Financial Officer of Shutterstock, Inc., a global creative platform, (“Shutterstock”) from December 2019 until his resignation in October 2024, effective November 1, 2024. He will continue to serve in an advisory role at Shutterstock until December 31, 2024. Prior to joining Shutterstock, Mr. Yahes served as Chief Financial Officer at Zeta Global, a marketing technology company, from October 2016 to November 2019, Chief Financial Officer at Jackson Hewitt Tax Services, Inc., a provider of tax preparation services, from April 2015 to October 2016, and served in multiple capacities at ExlService Holdings, a business process solutions company, from February 2005 to April 2015, advancing to Senior Vice President, Global Controller. Mr. Yahes earned a B.S. in applied economics from Cornell University and an M.B.A. from the University of California at Berkeley.
In connection with his appointment, on November 4, 2024, Mr. Yahes entered into a letter agreement with the Company (the “Offer Letter”), providing for an annual base salary of $525,000; the ability to participate in the Company’s Cash Incentive Bonus Plan with a bonus target equal to 75% of his annual base salary; a sign-on bonus of $400,000, which will be paid 50% at the Start Date and 50% at the one year anniversary of the Start Date; and an award of restricted stock units pursuant to the Company’s 2020 Equity Incentive Plan. The number of restricted stock units will be equal to $12 million divided by the average closing price of the Company’s common stock for the 60 trading days leading up to the Start Date, and will vest 12.5% on August 25, 2025, and 6.25% quarterly thereafter, subject to Mr. Yahes’ continuous employment. In addition, subject to Mr. Yahes’ continuous employment through the date that the Company approves its senior executive annual equity awards in 2025, Mr. Yahes will receive a grant of equity awards equal to at least $4 million, which will be awarded in a combination of restricted stock units and performance-based restricted stock units, subject to vesting criteria that will be determined at the grant date.
Mr. Yahes will participate in the Company’s Executive Severance Plan (the “Severance Plan”), as described under the heading "Executive Severance Agreements and Change in Control Benefits" previously disclosed in the Company's definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2024. Mr. Yahes will also enter into a customary indemnification agreement with the Company in the form previously approved by the board of directors and filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 9, 2020.
The foregoing summaries are not complete and are qualified in their entirety by the copy of the Offer Letter, attached as Exhibit 10.1 to this Current Report on Form 8-K.

Transition of Principal Financial Officer

On November 7, 2024, the Company announced that Mark Barrysmith, Senior Vice President and Chief Accounting Officer and Interim Chief Financial Officer, would no longer serve as the Interim Chief Financial Officer as of January 1, 2025, but will continue in his role as Senior Vice President and Chief Accounting Officer and will continue as the Principal Accounting Officer.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Offer Letter by and between Unity Technologies SF and Jarrod Yahes dated November 4, 2024.
99.1	Shareholder letter dated November 7, 2024 of Unity Software Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: November 7, 2024	By:	/s/ Mark Barrysmith
Mark Barrysmith
Senior Vice President, Interim Chief Financial Officer, and Chief Accounting Officer
(Principal Financial Officer, Principal Accounting Officer, and Duly Authorized Signatory)